Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

DAWSON GEOPHYSICAL COMPANY

CONVERTIBLE PROMISSORY NOTE

Principal: US $9,880,000.50	Issuance Date: March 24, 2023

FOR VALUE RECEIVED, Dawson Geophysical Company, a Texas corporation (the “Company”), promises to pay to Wilks Brothers, LLC, a Texas limited liability company (the “Holder”), the “Principal” amount noted above (the “Principal”), payable on or after June 30, 2024 (the “Maturity Date”) upon the written demand of the Holder. This convertible note (this “Note”) is a duly authorized issuance of the Company pursuant to that certain Asset Purchase Agreement, dated as of March 24, 2023, by and among the Company, as buyer, Breckenridge Geophysical, LLC, a Texas limited liability company and wholly-owned subsidiary of the Holder, as seller, and the Holder, for the limited purposes set forth therein (the “Purchase Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.            Principal Repayment. Unless this Note has been earlier converted or exchanged pursuant to the terms herein, the outstanding Principal of this Note shall be payable on or after the Maturity Date solely upon the written demand of the Holder.

2.            Conversion.

(a)            Automatic Conversion. The outstanding Principal shall automatically convert (the “Automatic Conversion”) into shares of fully paid, validly issued and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a conversion price per share equal to $1.70, subject to further adjustment for the events referred to in Section 2(c) (the “Conversion Price”) on the Automatic Conversion Date (defined below). The Automatic Conversion Date (the “Automatic Conversion Date”) means the close of business on date the Company receives stockholder approval of the proposal to issue the Common Stock upon conversion of this Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual (“Stockholder Approval”).

(b)            Mechanics of Automatic Conversion. The Company shall give prompt written notice to the Holder of the Stockholder Approval and the Automatic Conversion. On the Automatic Conversion Date, this Note shall automatically become a right to receive shares of Common Stock, and the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer agent to issue such required number of securities upon the Automatic Conversion, which securities shall be delivered to the Holder within two trading days of the Automatic Conversion Date.

(c)            Adjustments to Conversion Price.

(i)            Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock to all shareholders, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 2(c)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii)            Dilutive Issuances. If, while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued; provided, that no adjustment will be made under this Section 2(c)(ii) in respect of an issuance of shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the board of directors of the Company. The Company shall notify the Holder in writing, no later than the trading day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 2(c)(ii), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms.

(d)            Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

(e)            NASDAQ Issuance Limitation. Notwithstanding anything to the contrary herein, in order to comply with the rules and regulations of the NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, or any market that is a successor to any of the foregoing (the “Principal Market”), the Company shall not issue, and the Holder shall not be entitled to receive, any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of any notes without breaching the Company’s obligations under the rules or regulations of the Principal Market, based upon the total issued and outstanding number of shares of Common Stock as of the preceding trading day of the Issuance Date, unless and until the Company obtains Stockholder Approval permitting such issuance in accordance with applicable rules of the Principal Market. For the avoidance of doubt, even in the event the Company is no longer listed on the Principal Market, the limitations under this Section 2(e) shall survive until the Company obtains Stockholder Approval.

3.            Events of Default. If there shall be any Event of Default (as defined below), at the option and upon the declaration of the Holder and upon written notice to the Company, this Note shall accelerate and all principal shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)            Non-Payment. The Company shall default in the payment of the Principal of this Note as and when the same shall become due and payable, whether by acceleration or otherwise, or shall fail to issue any securities upon the Automatic Conversion provisions within five trading days after such securities are issuable pursuant to Section 2 of this Note;

(b)            Non-Compliance. The Company fails to comply with any material provision of this Note or the Purchase Agreement, which failure is not cured within 30 calendar days of the Holder’s written notice of such failure;

(c)            Failure to Obtain Stockholder Approval. The Company shall fail to obtain Stockholder Approval on or before the Maturity Date; provided that such failure to obtain Stockholder Approval was not the result of or caused by the Holder’s breach of its obligations under the Voting Agreement;

(d)            Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

(e)            Transfer of Assets. The Company shall sell, transfer, assign, convey, lease or otherwise dispose (whether in one transaction or in a series of transactions) of a substantial portion of the assets of the Company (equal to or greater than 51% of same) (whether now owned or hereafter acquired), without the prior written consent of the Holder, which consent shall not be unreasonably withheld;

then, and so long as such Event of Default is continuing for a period of five (5) Business Days in the case of non-payment under Section 3(a) or the event under Section 3(b) or for a period of 30 calendar days in the case of events under Sections 3(c) through 3(e) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice by the Holder to the Company: (i) all amounts then unpaid under this Note shall bear interest at a rate of 15% per annum; and (ii) at the option of the Holder and upon written notice by the Holder to the Company, all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 3(d) hereof, in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and the Holder may exercise any other remedies the Holder may have at law or in equity.

4.            Reservation of Shares. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the shares issuable pursuant to this Note. Prior to the Automatic Conversion, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section 4, which reverse stock split affects all shares of Common Stock equally.

5.            Holder Not Deemed a Stockholder. The Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

6.            No Security. This Note is a general unsecured obligation of the Company.

7.            Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such indemnity as may be reasonably required by the Company to hold the Company harmless.

8.            Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

9.            Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, to such account of the Holder as the Holder may from time to time designate in writing to the Company. The receipt by the Holder of immediately available funds shall constitute a payment of principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such payment.

10.           Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. Principal is payable only to the Holder of this Note on the books and records of the Company. No party may assign its rights or delegate its obligations (by operation of law or otherwise) under this Note without the prior written consent of the other party; provided, that the Holder may assign this Note to one or more of its affiliates without the written consent of the Company. No assignment will relieve the assigning party of any of its obligations under this Note.

11.           Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

12.            Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party thereto:

If to the Company, to:
Dawson Geophysical Company 508 West Wall, Suite 800 Midland, Texas 79701 Attention: Stephen C. Jumper E-mail: jumper@dawson3d.com and
Albert S. Conly 3412 Caruth Blvd Dallas, Texas 75225 E-mail: bert.conly@fticonsulting.com

With copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Grant Everett
E-mail: Grant.Everett@bakerbotts.com

and

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn: Corey Brown and Adam Nalley

E-mail: cbrown@porterhedges.com, analley@porterhedges.com

If to the Holder:

Wilks Brothers, LLC

301 E. 18th St.

Cisco, TX 76437

Attention: Brian Cross

E-mail: brian.cross@wilksbrothers.com

with a copy to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: David Lange

E-mail: dlange@winston.com

13.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas, excluding that body of law relating to conflicts of laws.

14.            Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in Dallas, Texas, or if such court shall not have jurisdiction, any federal court located in the State of Texas or other Texas state court. The parties hereto hereby: (a) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (b) irrevocably consents to the jurisdiction in Dallas, Texas, and any federal court located in the State of Texas or other Texas state court in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in Dallas, Texas, or in any federal court located in the State of Texas or other Texas state court and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

15.            Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

16.            Headings. Section headings in this Note are for convenience only and shall not be used in the construction of this Note.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

DAWSON GEOPHYSICAL COMPANY

By:	/s/ Stephen C. Jumper
Name: Stephen C. Jumper
Title: President and Chief Executive Officer

[Signature Page to Convertible Note]

Acknowledged and Agreed:

WILKS BROTHERS, LLC

By:	/s/ Dan H. Wilks
Name: Dan H. Wilks
Title: Chief Executive Officer

[Signature Page to Convertible Note]